UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K



                          CURRENT REPORT



                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 23, 1997



                 INTERSTATE BAKERIES CORPORATION
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      (Exact name of registrant as specified in its charter)

                             Delaware
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          (State or other jurisdiction of incorporation)

          1-11165                                43-1470322
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 (Commission File Number)            (IRS Employer Identification No.)


      12 East Armour Boulevard, Kansas City, Missouri     64111
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(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code   (816) 502-4000
                                                   -------------------

                          N/A
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   (Former name or former address, if changed since last report)


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Item 5.   Other Events.
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     On September 23, 1997, the stockholders of Interstate Bakeries
Corporation (the "Company") approved an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of all classes of stock which the Company shall have the authority to issue from 61,000,000 shares, consisting of 60,000,000 shares of Common Stock, par value $.01 per share and 1,000,000 shares of Preferred Stock, par value $.01 per share, to 121,000,000 shares, consisting of 120,000,000 shares of Common Stock, par value $.01 per share and 1,000,000 Preferred Stock, par value $.01 per share (the "Certificate Amendment"). The Certificate Amendment was filed with, and accepted by, the Delaware Secretary of State on September 23, 1997.

     Also, on September 23, 1997, the Company's Board of Directors (i) declared a two-for-one stock split effected in the form of a stock dividend payable November 3, 1997 to stockholders of record of the Company's Common Stock at the close of business on October 15, 1997, and (ii) increased the quarterly cash dividend to $0.14 per share of Common Stock on a pre-split basis, payable November 3, 1997, to stockholders of record at the close of business October 15, 1997.

Item 7.   Financial Statements and Exhibits.
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     (c)  Exhibits.

     Exhibit             Description
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        1.               Press release dated September 23, 1997


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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              INTERSTATE BAKERIES CORPORATION


                              By:  /s/ Ray Sandy Sutton
                                   --------------------
                                   Ray Sandy Sutton
                                   Vice President, General Counsel and
                                   Corporate Secretary

Date:  September 26, 1997




                            EXHIBIT INDEX
                            -------------


Exhibit      Description                                 Page
-------      -----------                                 ----

   1         Press release dated September 23, 1997       1